EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:   Mark Kissman
           Ulticom, Inc.
           856 787 2788


              ULTICOM ANNOUNCES THIRD QUARTER FISCAL 2003 RESULTS:
            SALES OF $9,691,000, EARNINGS PER DILUTED SHARE OF $0.03



MOUNT LAUREL, NEW JERSEY, DECEMBER 3, 2003 - Ulticom, Inc. (NASDAQ: ULCM), a leading provider of service enabling signaling software for wireless, wireline, and Internet communications, today announced financial results for the third quarter of fiscal year 2003, ended October 31, 2003.

For the quarter, Ulticom had sales of $9,691,000, an increase of approximately 25% over sales of $7,764,000 in the third quarter of fiscal year 2002. The Company posted net income of $1,104,000 ($0.03 per diluted share) compared with net income of $579,000 ($0.01 per diluted share) for the third quarter of fiscal year 2002.

"In the quarter, Ulticom benefited from continued deployment of our products in support of applications like prepaid wireless, voice and text messaging, and next-generation packet switching. While we see signs of stability in the telecom industry, carrier capital spending remains unpredictable," said Shawn Osborne, President and CEO of Ulticom. "We continue to focus on leveraging existing relationships, expanding our customer base, and enhancing our products and services to meet the development and deployment requirements of traditional and next-generation communication services. We believe that Ulticom is well positioned in our key markets to take advantage of opportunities and trends as they emerge."

 The Company ended the quarter with cash, cash equivalents, and short-term investments of $222,168,000, working capital of $221,700,000, total assets of $241,376,000, and shareholders' equity of $229,069,000.

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
Financial highlights at and for the nine-month and three-month periods ended October 31, 2003 and prior year comparisons are as follows:


                              FINANCIAL HIGHLIGHTS
                      (In thousands, except per share data)


                                                                 NINE MONTHS ENDED                THREE MONTHS ENDED
                                                                     (UNAUDITED)                     (UNAUDITED)
                                                              OCTOBER 31,    OCTOBER 31,      OCTOBER 31,   OCTOBER 31,
                                                                   2002        2003              2002           2003

Sales                                                           $ 20,964      $ 28,254          $  7,764      $  9,691
                                                                ---------     ---------         ---------     ---------
Cost of sales                                                      8,583         8,303             2,817         2,791
Gross profit                                                      12,381        19,951             4,947         6,900

Operating expenses:
Research and development                                           8,055         7,077             2,263         2,469
Selling, general and administrative                               10,200        11,214             3,221         3,770
Workforce reduction and restructuring charges (credits)            2,290          (233)                -             -
                                                                ---------     ---------         ---------     ---------
Income (loss) from operations                                     (8,164)        1,893              (537)          661
Interest and other income, net                                     4,018         2,739             1,428           557
                                                                ---------     ---------         ---------     ---------
Income (loss) before income tax provision (benefit)               (4,146)        4,632               891         1,218
Income tax provision (benefit)                                    (1,552)        1,274               312           114
                                                                ---------     ---------         ---------     ---------
Net income (loss)                                               $ (2,594)     $  3,358           $   579      $  1,104
                                                                =========     =========         =========     =========
Earnings (loss) per share:
Basic                                                           $  (0.06)     $   0.08           $  0.01      $   0.03
                                                                =========     =========         =========     =========
Diluted                                                         $  (0.06)     $   0.08           $  0.01      $   0.03
                                                                =========     =========         =========     =========
Weighted average shares:
Basic                                                             41,357        41,782            41,463        41,995
                                                                =========     =========         =========     =========
Diluted                                                           41,357        43,165            42,444        43,593
                                                                =========     =========         =========     =========

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                                       2

                              FINANCIAL HIGHLIGHTS
                                 (In thousands)


Balance Sheet Data:                                                 JANUARY 31,           OCTOBER 31,
                                                                      2003                   2003
                                                                                         (UNAUDITED)
ASSETS
------
CURRENT ASSETS:
     Cash and cash equivalents                                     $ 102,672            $  66,911
     Short-term investments                                          116,074              155,257
     Accounts receivable, net                                          4,212                4,576
     Inventories                                                         695                  521
     Prepaid expenses and other current assets                         4,395                4,100
                                                                   ---------            ---------

TOTAL CURRENT ASSETS                                                 228,048              231,365

PROPERTY AND EQUIPMENT, net                                            3,333                2,536
INVESTMENTS                                                            5,550                5,550
OTHER ASSETS                                                             171                1,925
                                                                   ---------            ---------
TOTAL ASSETS                                                       $ 237,102             $241,376
                                                                   =========            =========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                           $ 8,510            $   6,650
     Deferred revenue                                                  3,593                3,015
                                                                   ---------            ---------
TOTAL CURRENT LIABILITIES                                             12,103                9,665

LONG-TERM LIABILITIES                                                  1,847                2,642
                                                                   ---------            ---------
TOTAL LIABILITIES                                                     13,950               12,307
                                                                   ---------            ---------

SHAREHOLDERS' EQUITY                                                 223,152              229,069
                                                                   ---------            ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 237,102            $ 241,376
                                                                   =========            =========



ABOUT ULTICOM:

Ulticom provides service-enabling signaling software for wireless, wireline and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching and messaging services. Traded on NASDAQ, as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe and Asia. For more information visit, http://www.ulticom.com.


                                     -more-

CONFERENCE CALL INFORMATION:

The Company will be conducting a conference call to discuss its results for the third quarter fiscal year 2003 on Wednesday, December 3, 2003 at 4:30 p.m. EDT. The dial-in number is 888-823-7457. A live webcast of the call will be available by visiting the Ulticom website at www.ulticom.com. The web cast will be archived on the Ulticom website and available for replay for 7 days. A digital replay of the call will be available for 48 hours, the replay dial-in number is 877-519-4471, and the replay PIN number is 4335824.


Note: Certain statements concerning Ulticom's future results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that future results or prospects will be achieved, and actual results could differ materially from forecasts and estimates. Important among the factors that could cause actual results to differ materially from forecasts and estimates are: risks associated with the current weakness in the world economy generally, and in the telecommunications industry in particular; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of our business and with increased expenditures; risks associated with holding a large proportion of our assets in cash equivalents and short-term investments and the reduction of prevailing interest rates; risks associated with our products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with our dependence on sales of our Signalware products; risks associated with future networks not utilizing signaling systems and protocols which our products are designed to support; risks associated with the development and acceptance of new products and product features; risks associated with our dependence on a limited number of customers for a significant percentage of our revenues; risks associated with our products having long sales cycles and our limited ability to forecast the timing and amount of product sales; risks associated with the integration of our products with those of equipment manufacturers and application developers and our ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with our reliance on a limited number of independent manufacturers to manufacture boards for our products and on a limited number of suppliers for our board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights of others; risks associated with others infringing on our intellectual property rights and the inappropriate use by others of our proprietary technology; risks associated with prevailing economic conditions and financial trends in the public securities markets in general, and in the recent decline in the stock prices of technology companies in particular, including Ulticom; risks associated with the need for the Company to attract and retain key personnel and risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


Ulticom, Signalware and Programmable Network are trademarks or registered trademarks of Ulticom, Inc.
                                       ###